                                RESTATED BYLAWS
                                      OF
                           THE ACKERLEY GROUP, INC.

                     (A CORPORATION INCORPORATED UNDER
                     THE LAWS OF THE STATE OF DELAWARE)


                                  SECTION 1.
                   SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

    1.1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year in the City of Seattle, Washington, or at some other place, either within or without the State of Delaware, as designated by the Board of Directors. The meeting shall be held at 8: 00 p.m. on May 1 of each year, provided such day is not a legal holiday and if a legal holiday then on the next business day, or on such other day or at such other time as designated by the Board of Directors.

    1.2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board of Directors may prescribe.
Business transacted at any special meeting of shareholders shall be limited to the purposes specified in the Notice.

    Upon the request of the Chairman of the Board, the President, the Board of Directors or of any shareholder or shareholders holding in the aggregate one-third (1/3) of the voting power of all shareholders, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of said request, and if said Secretary shall neglect or refuse to issue such call, those making the request may do so.

    1.3. NOTICE OF MEETINGS. Written notice of the place, day and hour of the annual shareholders I meeting and written notice of the day, place, hour and purpose or purposes of special shareholders' meetings shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    Except where expressly prohibited by law or the Certificate of Incorporation, notice of the day, place, hour and purpose or purposes of any shareholders' meeting may be waived in writing by any shareholder at any time, either before or after the meeting, and attendance at the meeting in person or by proxy shall constitute a waiver of such notice of the meeting unless prior

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to or upon commencement of such meeting such person in attendance asserts that proper notice was not given.

    1.4. LIST OF SHAREHOLDERS. At least ten (10) days before any shareholders' meeting, the Secretary of the Corporation shall compile a complete list of the shareholders entitled to vote at any meeting or adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares owned by each shareholder. Such list shall be open for examination by any shareholder during usual business hours at a place within the city where the voting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for a period of at least ten days prior to any such meeting. Such list shall also be produced and kept open for examination at the time and place and during the course of any such meeting.

    1.5. QUORUM. The holders of a simple majority of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum of shareholders for the transaction of business and the act of a simple majority of the shares present in person or by proxy at a meeting at which there is a quorum, shall be the act of the Corporation, except as otherwise provided herein, by law or by the Certificate of Incorporation.

    1.6. ADJOURNED MEETINGS. Whether for failure to obtain a quorum or otherwise, an adjournment or adjournments of any shareholders' meeting may be taken to such time and place as the majority of those present may determine without any other notice than announcement at such meeting being given. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.

    1.7. PROXIES. The holder of any proxy for a shareholder shall present evidence of his appointment by an instrument in writing signed by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless the proxy provided for a longer period, which in no case shall exceed the maximum period permitted by law. Revocation of a shareholder's proxy shall not be effective until written notice thereof has actually been received by the Secretary of the Corporation.

    1.8. SHAREHOLDERS' ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing to such action.

    1.9. RESTRICTIONS ON ISSUANCE AND TRANSFER. No shares may be issued or transferred to any person where such issuance or transfer will result in a violation of the Communications Act of 1934 or any regulations promulgated thereunder as the same shall be in effect at the time of any such issuance or transfer. Any person subscribing to the capital stock of the Corporation and any person wishing to have capital stock of the Corporation transferred to such person shall

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provide the Corporation or its transfer agent with such information as they may reasonably require to enforce the provisions of this Section 1.9 prior to such issuance or transfer. Any purported transfer in violation of this
Section 1.9 shall be void.


                                  SECTION 2.
                              BOARD OF DIRECTORS

    2.1. NUMBER AND QUALIFICATION. The business affairs and property of the Corporation shall be managed by a Board of Directors. The number of directors which shall constitute the whole Board shall be not less than one nor more than eight. The first Board shall consist of three directors. Thereafter, the number of directors shall be two or such other number, within the limits above specified, as may be established from time to time by resolution of the Board of Directors. Directors need not be shareholders.
No person shall be elected or serve as a director of the Corporation whose election or service as a director would cause the Corporation to be in violation of the Communications Act of 1934 or any regulations promulgated thereunder. If, while serving as a director of the Corporation, any person becomes ineligible to so serve by operation of the preceding sentence, then, notwithstanding any provision in these Bylaws to the contrary, such person immediately shall be removed as a director and thereafter may be replaced as provided in these Bylaws; provided, however, that no action by the Board of Directors at which such director voted or was necessary to make up a quorum shall be void by reason of the provisions of this sentence.

    2.2. ELECTION--TERM OF OFFICE. The directors shall be elected by the shareholders at each annual shareholders' meeting, to hold office until the next annual shareholders' meeting and until their respective successors are elected and qualified unless removed in accordance with the laws of Delaware. In the event of failure to elect directors at any annual shareholders' meeting, or in the event of failure to hold any annual shareholders' meeting as provided by these Bylaws, directors may be elected at a special meeting of the shareholders called for that purpose.

    2.3. REMOVAL BY SHAREHOLDERS. At any annual or special meeting of the shareholders called for that purpose, the shareholders may, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, with or without notice to any of the directors, and with or without cause, remove any director or directors and elect a successor or successors.

    2.4. VACANCIES. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal or otherwise, may be filled by a simple majority of the remaining directors attending any meeting of the Board of Directors, even though less than a quorum is present, or by a sole remaining director. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

    2.5. QUORUM AND VOTING. At any meeting of the Board of Directors, the presence in person of a simple majority of the directors shall constitute a quorum for the transaction of business. If a quorum is present, the act of a simple majority of the directors present at such meeting shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws.

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The directors present at a duly convened meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. Abstention from voting on a motion by a director present at a meeting at which there is a quorum shall be counted as a vote against the motion. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    2.6. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof, and shall be held immediately after the annual shareholders' meeting or any special shareholders' meeting at which a Board of Directors is elected. Said meeting shall be held at the same place as such shareholders' meeting unless some other place shall be specified by resolution of the shareholders.

    2.7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place, day and hour as shall from time to time be fixed by resolution of the Board.

    2.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place at any time whenever called by the Chairman of the Board, the President, the Secretary, or any two or more directors.

    2.9. NOTICE OF MEETINGS. No notice of the annual meeting of the Board of Directors shall be required. Notice of the time and place of all meetings of the Board of Directors other than the annual meeting, shall be given by the Secretary, or by the person calling the meeting, by mail, radio, telegram or by personal communication over the telephone or otherwise, at least three (3) days prior to the day upon which the meeting is to be held. However, no notice of any regular meeting need be given, if the \ time and place thereof shall have been fixed by resolution of the Board of Directors.
Notice of any meeting of the Board of Directors may be waived in writing by any director at any time, either before or after such meeting, and attendance at such meeting in person shall constitute a waiver of notice of the time, day, place and purpose of such meeting except where a director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened.

    2.10. COMMITTEES OF THE BOARD. The Board of Directors, by resolutions adopted by a simple majority of the entire Board of Directors, may designate from among its members an Executive Committee and one or more other committees. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; a committee, if expressly authorized by a resolution of the Board of Directors, may declare a dividend and authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously

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appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

    2.11. DIRECTORS' ACTION WITHOUT A MEETING. The Board of Directors or a committee thereof may take any action which it could properly take at a meeting without such a meeting if a consent in writing setting forth the action so to be taken shall be signed before such action by all the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

    2.12. TELEPHONE MEETINGS. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

    2.13. COMPENSATION. Directors as such shall receive no compensation for their services except such fees for attending meetings as may be authorized by a majority of the entire Board of Directors from time to time; provided, that this does not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, nor does it preclude the Board of Directors from authorizing the reimbursement of expenses incurred by directors in attending meetings of the Board of Directors or of any committee created by the Board of Directors.


                                 SECTION 3.
                                 OFFICERS

    3.1. OFFICERS ENUMERATED - ELECTION. The officers of the corporation shall be a Chairman of the Board, one or more Presidents, one or more Vice Presidents, a Secretary, and a Treasurer (together with an Assistant Secretary and Assistant Treasurer, if such are desired by the Board of Directors), all of whom shall be elected by the Board of Directors, to hold office at the pleasure of the Board of Directors.

    3.2. QUALIFICATIONS. None of the officers of the corporation need be a director. Any two or more corporate offices may be held by the same person. No person shall be elected or serve as an officer of the Corporation whose election or service as an officer would cause the Corporation to be in violation of the Communications Act of 1934 or any regulations promulgated thereunder. If, while serving as an officer of the Corporation, any person becomes ineligible to so serve by operation of the preceding sentence, then, notwithstanding any provision in these Bylaws to the contrary, such person shall immediately be removed as an officer and thereafter may be replaced as provided in these Bylaws.

    3.3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer and shall be responsible for carrying out the plans and directions of the Board

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of Directors.  The Chairman of the Board shall preside at all meetings of the
Board of Directors and of the shareholders, shall report to and consult with the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

    3.4.  THE OFFICE OF THE PRESIDENT.

          3.4.1 DUTIES. The President, or the Co-Presidents, shall be the Chief Operating Officer of the corporation, unless (1) two or more Co-Presidents have been elected and one or more of the Co-Presidents is specially designated as Chief Operating Officer pursuant to Section 3.4.2, or
(2) such position is otherwise delegated to another executive officer as may be determined by resolution of the Board of Directors. The President, or the Co-Presidents, shall, subject to the authority granted to the Chairman of the Board, have general and active supervision over the day-to-day operations of the corporation. In the absence of the Chairman of the Board, the President, or the Co-Presidents, shall preside at all meetings of the shareholders and at meetings of the Board of Directors. The President, or the Co-Presidents, shall perform such other duties as may be prescribed to him or her by the Board of Directors or by the Chairman of the Board. Should the office of the Chairman of the Board be vacated, the President, or the Co-Presidents, shall then perform the duties of the Chairman of the Board until otherwise directed by the Board of Directors.

          3.4.2 CO-PRESIDENTS. In the event that the office of the President is held by two or more persons, the Board of Directors or the Chairman of the Board shall determine those areas over which each Co-President shall have primary responsibility, including but not limited to the designation of one or more Co-Presidents as the Corporation's Chief Operating Officer. Any matters upon which the Co-Presidents are unable to agree shall be referred to the Chairman of the Board for resolution, if the Chairman of the Board is not also a Co-President, and otherwise to the Board of Directors. If one Co-President is absent or disabled, the remaining Co-Presidents shall exercise all of the duties of the absent or disabled Co-President, until otherwise directed by the Board of Directors or Chairman of the Board.

    3.5. THE VICE PRESIDENTS. The Vice Presidents shall act as President in the absence or disability of the President and shall perform such other duties as the directors may from time to time designate.

    3.6. THE SECRETARY. The Secretary, personally or with the assistance of others, shall keep records of the proceedings of the directors and shareholders, attest all certificates of stock, deeds, bonds, contracts and other obligations or instruments in the name of the corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

    3.7. THE TREASURER. The Treasurer shall have the care and custody, and be responsible for, all funds and securities of the corporation, and shall cause to be kept regular books of account. He shall cause to be deposited all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board of Directors. In general, he

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shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors.

    3.8. VACANCIES. vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

    3.9. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their of f ice f or such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

    3.10. COMPENSATION. The compensation of all officers of the corporation shall be fixed by the Board of Directors.


                                  SECTION 4.
                       SHARES AND CERTIFICATES OF SHARES

    4.1. SHARE CERTIFICATES. Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary, Treasurer or an Assistant Secretary and sealed with the corporate seal. Facsimiles of the signatures and seal may be used, as permitted by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

    4.2. CONSIDERATION FOR SHARES. Shares of this Corporation may be issued for such consideration expressed in dollars (not less than par, if the shares have par value) as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation, as permitted by the laws of the State of Delaware. The reasonable charges and expenses of organization or reorganization and the reasonable expenses of and compensation for the sale or underwriting of its shares may be paid

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or allowed by the Corporation out of the consideration received by it in payment for its shares without rendering the shares not fully paid or assessable.

    4.3. TRANSFERS. Subject to the restrictions set forth in Section 1.9 of these Bylaws, shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

    4.4. LOSS OR DESTRUCTION OF CERTIFICATES. In the event of the loss or destruction of any certificate, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Chairman of the Board, the President of such loss or destruction, and upon the giving of security, by bond, indemnity or otherwise, satisfactory to the President against loss to the Corporation.

    4.5. CLOSING STOCK TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for the payment of any distribution, the allotment of rights, the conversion or exchange of any securities by their terms or any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action, requiring such determination of shareholders,, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                 SECTION 5.
                         BOOKS, RECORDS AND REPORTS

    5.1. RECORDS OF CORPORATE MEETINGS AND SHARE REGISTERS. The Corporation shall keep complete records of all proceedings of the Board of Directors and shareholders and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, the number and class of shares held by each and the dates they acquired same.

    5.2. COPIES OF RESOLUTIONS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman of the Board, the President, Vice President, Secretary or Assistant Secretary.

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    5.2.  BOOKS OF ACCOUNT.  The Corporation shall keep appropriate and complete books of account.


                                   SECTION 6.
                                  FISCAL YEAR

    The fiscal year of the Corporation shall be the calendar year.


                                   SECTION 7.
                                   DIVIDENDS

    7.1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

    7.2. CREATION OF RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   SECTION 8.
                      MISCELLANEOUS PROCEDURAL PROVISIONS

    The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Certificate of Incorporation, these Bylaws or special rules of order of the Corporation.


                                   SECTION 9.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    9.1. The Corporation shall, to the full extent permitted by law, including, without limitation, Section 145 of the Delaware General Corporation Law, indemnify all directors, officers, employees, agents and other persons whom it may indemnify pursuant thereto against any liability, and the expenses incurred in defense of such liability, that may be asserted against or incurred by such person arising out of such person's status with or service to or at the request of the Corporation. The Corporation shall pay the expenses of any director or officer in defense of such liability in advance of the final disposition of the matter upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Nothing contained

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herein shall be deemed to require or make mandatory the purchase and maintenance of insurance as may be permitted under Section 145(g) of the Delaware General Corporation Law.

    9.1. PAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

    9.3. NON-EXCLUSIVE. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    9.4. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

    9.5. AMENDMENTS TO INDEMNIFICATION. The Board of Directors is specifically authorized, without any action on the part of the shareholders, to alter or amend this section, and other provisions of these bylaws, to such an extent and in such manner as the law of Delaware, or other applicable law, relating to indemnification of the directors, officers, employees and agents therein referred to may, at any time and from time to time, authorize or permit.


                                  SECTION 10.
                                  AMENDMENTS

    These bylaws may be altered, amended or repealed or new bylaws may be adopted at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

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                           CERTIFICATE OF SECRETARY

    I, Denis M. Curley, certify that I am the duly elected Secretary of THE ACKERLEY GROUP, INC., and that these Restated Bylaws constitute the Corporation's Bylaws as amended through the date hereof.

    SO CERTIFIED this 3rd day of November, 1997.

                                       THE ACKERLEY GROUP, INC.


                                       /s/ Denis M. Curley
                                       ----------------------------
                                       Denis M. Curley, Secretary


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